UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

Playboy Enterprises, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611

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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 751-8000

Not applicable.

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007, Donald G. Drapkin resigned from the Board of Directors of Playboy Enterprises, Inc. (“Playboy”), effective immediately, in connection with his appointment as a Vice Chairman of Lazard International and Chairman of the Investment Committee of Lazard Ltd. As a member of Playboy’s board since 1997 and a member of the compensation committee, Mr. Drapkin provided invaluable expertise and guidance to the company. Playboy appreciates Mr. Drapkin’s service and wishes him continued success in his future endeavors.

With Mr. Drapkin’s resignation, Playboy’s board now has eight members. In addition, there are now eight nominees for director at the company’s 2007 Annual Meeting of Stockholders to be held on May 23, 2007. The proxy cards released with Playboy’s 2007 proxy statement remain effective and the shares represented by those proxy cards will be voted in accordance with the stockholders’ instructions with respect to these eight nominees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 1, 2007	PLAYBOY ENTERPRISES, INC.

By:	/s/ Linda G. Havard
Linda G. Havard
Executive Vice President,

Finance and Operations, and

Chief Financial Officer